EXHIBIT 13.1

CERTIFICATION
REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18
OF THE UNITED STATES CODE

            In connection with the annual report of Harvest Operations Corp. (“Harvest”) on Form 20-F for the year ended December 31, 2013 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, I, Myunghuhn Yi, President & Chief Executive Officer of Harvest, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harvest.

Date: April 30, 2014

/s/ Myunghuhn Yi
Myunghuhn Yi
President & Chief Executive Officer